ADVANCED POLYMER SYSTEMS, INC.
                              1992 STOCK PLAN
                              ---------------

1. Purpose. The purpose of the Advanced Polymer Systems, Inc., 1992 Stock Plan (the "Plan") is to attract, retain and motivate directors, officers, key employees and consultants of Advanced Polymer Systems, Inc. (the "Company"), and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Option grants under this Plan may be either incentive stock options ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs"), and this Plan and any options granted hereunder shall be appropriately construed to conform to such requirements. This Plan also provides for the direct sale of shares to eligible participants, and for the award of shares of restricted stock.

2. Effective Date and Term of Plan. This Plan was adopted by the Company's Board of Directors (the "Board") and became effective on March 24, 1992. This Plan shall terminate automatically ten (10) years after its effective date unless terminated earlier by the Board under Section
12. No options, purchase rights or restricted stock awards shall be granted after termination of this Plan but all options, purchase rights or restricted stock awards granted prior to termination shall remain in effect in accordance with their terms.

3. Number and Source of Shares Subject to the Plan. Subject to the provisions of Section 10, the total number of shares of stock with respect to which options, purchase rights or restricted stock awards may be granted under this Plan is 4,000,000 shares of Common Stock, $.01 par value, of the Company (the "Stock"). The shares covered by any terminated or expired option or purchase right or the unexercised portion thereof or any grant of restricted stock forfeited pursuant to Section 9(f) shall become available again for grant under this Plan. The shares to be issued hereunder upon exercise of an option or purchase right or the grant of a restricted stock award may consist of authorized and unissued shares or treasury shares.

4. Administration of the Plan. The Plan shall be administered by the Board, or upon delegation by the Board, by a committee consisting of not less than two directors (in either case, the "Administrator"). So long as not otherwise required for the Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options, purchase rights or restricted stock awards granted or shares purchased under this Plan shall be final and binding. No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or purchase rights granted or shares issued under this Plan.

5.   Persons Eligible to Participate in this Plan.
     (a) ISOs may be granted under this Plan only to employees of the Company or any subsidiary of the Company, including employees who may also be officers or directors of the Company or any subsidiary. NSOs, purchase rights and restricted stock awards may be granted to employees, including employees who may also be officers or directors, directors, consultants and potential employees (in contemplation of employment) of the Company or any subsidiary. All grants shall be made by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.
     (b) Notwithstanding any other provision of this Plan, Nonemployee Directors shall automatically receive grants under this Plan in accordance with this Section 5(b).
          (i) Subject to the terms and conditions of this Plan, when any Nonemployee Director who has not previously been a member of the Board is first elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Non-employee Director an NSO to purchase 25,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.
          (ii) Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) which is held more than twelve (12) months after a Non-employee Director is first elected or appointed to the Board, commencing with the annual meeting of stockholders held in May 1992 (or, if no annual meeting is held that month or, in the case of any year after 1992, if no annual meeting is held before the last business day of July of that year, then on the last business day of July 1992 or of such other July, as the case may be), the Company shall grant to each Nonemployee Director then in office an NSO to purchase 10,000 shares at an exercise price equal to the fair market value of such shares on the date of such option grant.
          (iii) Subject to the other provisions of this Plan, each option granted pursuant to this Section 5(b) shall be for a term of ten (10) years. Each option granted under Section 5(b)(i) shall become exercisable with respect to one-fourth of the number of shares covered by such option on the first, second, third and fourth anniversary of the date such option was granted, so that such option shall be fully exercisable beginning on such fourth anniversary of the date such option was granted. Each option granted under Section 5(b)(ii) shall be fully exercisable beginning on the first anniversary of the date such option was granted.

6. Grant of Options. The Administrator may, in its discretion, grant options under this Plan at any time and from time to time before the expiration of ten (10) years from the effective date of this Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date"). If an ISO is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended optionee is first treated as an employee of the Company or any subsidiary for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the optionee a written stock option agreement in the form approved by the Administrator (the "Option Agreement"), which designates the option as an ISO or an NSO, and identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the other terms and conditions of the option.

7. Terms and Conditions of Options. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

     (a) Exercise of Option. In order to exercise all or a portion of any option granted under this Plan, an optionee must remain as an employee (in the case of an ISO), or as an employee, officer, director or consultant (in the case of an NSO) of the Company or a subsidiary of the Company until the date on which the option or portion thereof, becomes exercisable (the "Vesting Date"). The option shall be partially exercisable on or after each Vesting Date with respect to the percentage of total shares covered by the option as set out in the Option Agreement.
          If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised, in whole or in part, prior to its expiration date; provided, however, that no option granted under this Plan may be exercised more than ten (10) years from the Grant Date. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable more than five (5) years after the Grant Date.
          Notwithstanding any other provisions of this Plan, to the extent required by Section 422 of the Code, the aggregate fair market value of Common Stock first becoming exercisable by an optionee in any calendar year under all ISOs granted to the optionee together with all other incentive stock options granted to such optionee covering stock of the Company (or any company which, at the time of grant, was a parent or subsidiary of the Company) shall not exceed $100,000 (or such other amount as may be in effect from time to time). If, by their terms such ISOs and other incentive stock options, when taken together, would first become exercisable at a rate which would exceed such limit then, unless otherwise provided in the Option Agreement, the portion thereof which exceeds such limit shall be NSOs. For this purpose, value shall be the fair market value of the Common Stock when the options were granted and options shall be taken into account in the order in which they were granted.
      (b) Option Price. The option price shall be at least 100% of the fair market value of the shares covered by the option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company grants an ISO, the optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option price shall be at least 110% of the fair market value of the shares covered by the ISO on the Grant Date determined in the same manner.
     (c) Method of Exercise. To the extent the right to purchase shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check or, at the absolute discretion of the Administrator, by delivery of an interest-bearing, full recourse promissory note or shares of Common Stock of the Company, endorsed in favor of the Company or accompanied by an appropriate stock power, or by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with any cashless exercise program permitted by applicable law, including, without limitation Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any share delivered to the Company as payment upon exercise of an option shall be valued at the fair market value on the date of exercise of the option determined in good faith by the Administrator.
     (d) Nonassignability of Option Rights. Except as determined by the Administrator in its absolute discretion, no option shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of an optionee, only the optionee may exercise an option.
     (e) Exercise After Termination or Death. If, for any reason other than permanent and total disability or death, an optionee ceases to be employed by or to serve as a consultant to or a director of the Company or a subsidiary (if such relationship forms the sole basis for the option grant), options held at the date of such termination (to the extent then exercisable) may be exercised in whole or in part at any time within thirty (30) days after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement). Notwithstanding, if an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by or serving as a consultant to or director of the Company or a subsidiary (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution in whole or in part, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).
     (f) Compliance with Securities Laws. The Company shall not be obligated to issue any shares upon exercise of an option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares under the federal securities laws or to take any other steps necessary to enable the shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an option, an optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the option shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Stock certificates evidencing shares acquired upon exercise of options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the option.

8.   Purchase Rights.
     (a) Grant. The Administrator may, in its discretion, permit direct sales of Common Stock under this Plan at any time before expiration of ten (10) years from the effective date of this Plan. Shares may be issued at a price not less than the fair market value on the date of sale, payable at the option of the Administrator in cash or other lawful consideration. As soon as practicable after the grant of a purchase right, the Administrator shall advise the grantee in writing of the terms, conditions and restrictions relating to the grant, including the number of shares, the purchase price, the method of payment (which may include, in the absolute discretion of the Administrator, delivery of an interest-bearing, full recourse promissory note), the time within which the purchase right must be exercised, and the repurchase right, if any, available to the Company.
     (b) Purchase Agreement. Each sale of shares pursuant to a purchase right shall be evidenced by an agreement between the purchaser and the Company in such form and containing such terms, conditions and restrictions as are approved by the Administrator, which agreement need not be identical for different purchasers. Stock certificates evidencing shares acquired pursuant to a purchase right shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the agreement evidencing the purchase right.

9.   Restricted Stock.
     (a) Grant. The Administrator may, in its discretion, grant restricted stock awards under this Plan at any time and from time to time before the expiration of ten (10) years from the effective date of this Plan.
     (b) Restricted Stock Agreement. As soon as practicable after the grant of restricted stock, which in no event shall be later than thirty
(30) days after the Grant Date of the restricted stock, the Company will provide the participant with a written restricted stock agreement in the form approved by the Administrator (the "Restricted Stock Agreement"), setting forth the terms and conditions of the grant.
     (c)  Price.  Participants awarded restricted stock, within fifteen
(15) days of receipt of the Restricted Stock Agreement, shall pay to the Company an amount equal to the purchase price determined by the Administrator, which shall be no less than the par value of the Stock subject to the award. If such payment is not made and received by the Company by such date, the grant of restricted stock shall lapse.
     (d) Restrictions. Subject to the provisions of the Plan and the Restricted Stock Agreement, during a period set by the Administrator, commencing with, and not less than three (3) years and not exceeding ten
(10) years from, the Grant Date of the restricted stock (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.
Within these limits, the Administrator may provide for the lapse of such restrictions in installments, but, subject to Section 12(e), may not accelerate or waive such restrictions.
     (e) Dividends. Unless otherwise determined by the Administrator, cash dividends with respect to shares of restricted stock shall be automatically reinvested in additional shares of restricted stock, and dividends payable in Stock shall be paid in the form of restricted stock.
     (f) Termination. Except to the extent otherwise provided in the Restricted Stock Agreement and pursuant to Section 12(e), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant and shall be repurchased by the Company for an amount equal to the original purchase price.

10. Payment of Taxes. Regardless of the form of payment, exercise of an option or the lapse of restrictions on a restricted stock award may be conditioned on payment in cash, or provision satisfactory to the Administrator for payment to the Company, of all local, state and federal withholding taxes which, in the Administrator's judgment, are payable in connection therewith.
     If and to the extent consented to by the Administrator, in its sole discretion, an eligible participant in the Plan who has exercised an option or received a restricted stock award may make an election to: (a) tender previously-owned shares of Stock; or (b) have shares of Stock to be obtained upon exercise of an option or lapse of restrictions applicable to restricted stock withheld by the Company on behalf of the optionee, to pay the amount of tax that the Administrator, in its discretion, determines is required to be withheld by the Company as a result of such exercise or lapse of restrictions.

11. Adjustment for Changes in Capitalization. The existence of outstanding options and restricted stock awards shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 12, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options or shares of restricted stock may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised and shares of restricted stock may be received, and the option price at which outstanding options may be exercised, may be adjusted in the sole discretion of the Administrator and without regard to any resulting tax consequences to the optionee.

12. Dissolution, Liquidation, Merger. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than 50% of the shares of its Common Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of over 80% of the assets of the Company, the Administrator may, in its discretion, do one or more of the following with respect to each outstanding option or each share of restricted stock upon not less than ten (10) days prior written notice to the optionee:
     (a) accelerate the vesting of such option (subject, in the case of ISOs, to the limitation set forth in Section 7(a) of this Plan);
     (b) cancel such option to the extent then exercisable upon payment in cash to the optionee of the amount by which any cash and the fair market value of any other property which the optionee would have received as consideration for the shares issuable on exercise of the option, if such option had been exercised before such liquidation, dissolution, merger, consolidation, reverse merger or sale, exceeds the exercise price thereof;
     (c) shorten the period during which such option is exercisable, provided such option shall remain exercisable, to the extent otherwise exercisable, for at least ten (10) days after the date the notice is given;
     (d) arrange for new option rights or shares of restricted stock to be substituted for such option or restricted stock award, or for the Company's obligations as to such option or restricted stock award to be assumed by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The action described in this
Section 11 may be taken without regard to any resulting tax consequences to the optionee and may differ with respect to different options; or
     (e)  waive the restrictions on the shares of restricted stock.

13. Rights as Shareholder; Employee. An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 11 and 12, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered. The grant of any option or shares of restricted stock shall not, by itself, confer on any person any right or inference of continued employment by, consultancy to or membership on the Board of Directors of the Company.

14. Disqualifying Dispositions. If Stock acquired upon exercise of an Incentive Stock Option is disposed of in a disqualifying disposition within the meaning of Section 422 of the Code, the holder of the Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

15. Termination or Amendment. The Board may amend, alter or discontinue the Plan or any option grant or any restriction on restricted stock awards, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding option grant or restricted stock award without the participant's consent. No amendment, alteration or discontinuance shall require stockholder approval, except: (a) an increase in the total number of shares reserved for issuance under the Plan; (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code; (c) to the extent required by other applicable laws, regulations or rules; or (d) to the extent the Board otherwise concludes that stockholder approval is advisable.

16. Parent and Subsidiary. As used in this Plan, "parent" and "subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than 50% of the total combined voting power of all classes of stock of one of the other corporations in the chain.

17. Rule 16b-3. Notwithstanding any provision of the Plan, it is intended that option grants shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3. Notwithstanding the foregoing, it shall be the responsibility of persons subject to
Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under Section 16 of the Exchange Act.

18. Governing Law. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Internal Revenue Code of 1986, as amended, and the laws of the State of California.